UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/06/2006

Cambridge Display Technology, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51079

Delaware	13-4085264
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

c/o Cambridge Display Technology Limited
2020 Cambourne Business Park
Cambourne
CB3 6DW
(Address of principal executive offices, including zip code)

011 44 1954 713600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02.    Termination of a Material Definitive Agreement

On March 30, 2006, the board of Cambridge Display Technology, Inc. ("the Company") resolved that the Company should exercise its right to terminate the following agreements:

- Loan Facility Letter, dated July 1, 2004, between Cambridge Display Technology Limited and Lloyds Bank PLC

- Reimbursement Agreement, dated July 1, 2004, between Cambridge Display Technology Limited and IPIFS Guarantee Corp.

- Security Agreement, dated July 1, 2004 between Cambridge Display Technology Limited, CDT Oxford Limited and IPIFS Guarantee Corp.

These agreements provided the Company with a $15 million line of credit, which has not been used since the Company's initial public offering in December 2004. The Company has determined that, in light of the recent private equity investment which raised net proceeds of $16.8 million in December 2005, it is no longer cost-effective to continue this facility.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cambridge Display Technology, Inc.

Date: April 06, 2006	By:	/s/ Daniel Abrams
Daniel Abrams
Chief Financial Officer